Exhibit 10.4

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), is entered into as of August 3, 2015 by and among QEP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), QEP Midstream Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), QEP Midstream Partners Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Operating Company”), Tesoro Logistics LP, a Delaware limited partnership (“TLLP”), and Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of TLLP (“TLGP”). The above-named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain First Amended and Restated Omnibus Agreement, dated as of December 2, 2014 (the “A&R Omnibus Agreement”), which governed the provision of certain services to QEPM and its subsidiaries;

WHEREAS, TLLP and TLGP entered into that certain QEPM Omnibus Side Agreement, dated as of February 11, 2015 (the “Side Agreement”), pursuant to which the administrative fees paid to TLGP pursuant to the A&R Omnibus Agreement were clarified;

WHEREAS, effective as of July 22, 2015 (the “Merger Date”), the Partnership merged into a wholly owned subsidiary of TLLP, and the Partnership ceased to be a publicly traded entity; and

WHEREAS, in connection with such merger, the Parties desire to terminate the A&R Omnibus Agreement and the Side Agreement.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties hereto agree as follows:

1.Effective as of the Merger Date, the A&R Omnibus Agreement and the Side Agreement are terminated and are of no further force or effect.

2.The Parties agree that any obligations that arose pursuant to the A&R Omnibus Agreement or the Side Agreement prior to the Merger Date shall survive the termination of the A&R Omnibus Agreement and the Side Agreement.

3.This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4.The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

5.	This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law. Each of the Parties (a)

irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims, (b) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, of the district court of Bexar County, Texas in connection with any such claim, suit, action or proceeding, (c) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or the district court of Bexar County, Texas, or of any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, (d) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding and (e) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder or by personal service within or without the State of Texas, and agrees that service in such forms shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in clause (e) hereof shall affect or limit any right to serve process in any other manner permitted by law.

6.If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

7.This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

8.This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective officers as of the day and year first above written.

TESORO LOGISTICS LP

By: Tesoro Logistics GP, LLC, its general partner

By:     /s/ PHILLIP M. ANDERSON
Name: Phillip M. Anderson
Title: President

TESORO LOGISTICS GP, LLC

By:     /s/ PHILLIP M. ANDERSON
Name: Phillip M. Anderson
Title: President

QEP MIDSTREAM PARTNERS GP, LLC

By:     /s/ PHILLIP M. ANDERSON
Name: Phillip M. Anderson
Title: President

QEP MIDSTREAM PARTNERS, LP
By: QEP Midstream Partners GP, LLC, its general partner

By:     /s/ PHILLIP M. ANDERSON
Name: Phillip M. Anderson
Title: President

QEP MIDSTREAM PARTNERS OPERTING, LLC

By:     /s/ PHILLIP M. ANDERSON
Name: Phillip M. Anderson
Title: President

Signature Page 1 of 2 to Termination Agreement